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                                                                    EXHIBIT 23.1






                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
SignalSoft Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of SignalSoft Corporation of our report dated February 17, 2000, except for note 11, which is as of May 16, 2000, relating to the balance sheets of SignalSoft Corporation as of December 31, 1998 and 1999 and the related statements of operations, stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the Registration Statement on Form S-1 dated August 2, 2000.




                                    KPMG LLP


Boulder, Colorado
January 25, 2001